                                                                    Exhibit 99.8

                          NOTICE OF GUARANTEED DELIVERY
                          AZTECA HOLDINGS, S.A. DE C.V.

                              Offer to Exchange Our
              New 10 3/4% Senior Secured Amortizing Notes due 2008
                        Which Have Been Registered
                  Under The Securities Act of 1933, As Amended
                                       For
                             All of Our Outstanding
                10 3/4% Senior Secured Amortizing Notes due 2008

                           Pursuant to the Prospectus
                                 Dated __, 2003

     You must use this form to accept the Exchange Offer made pursuant to the prospectus, dated _______, 2003 (as the same may be amended or supplemented from time to time, the "Prospectus") and the Letter of Transmittal (the "Letter of Transmittal"), which together describe the Exchange Offer whereby Azteca Holdings, S.A. de C.V., a corporation (sociedad anonima de capital variable) established under the laws of the United Mexican States ("Azteca Holdings"), if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach The Bank of New York, as exchange agent (the "Exchange Agent") prior the Expiration Date (as defined below). This Notice of Guaranteed Delivery or such form may be delivered or transmitted by facsimile transmission, mail or hand delivery to the Exchange Agent as set forth below. In addition, in order to utilize the guaranteed delivery procedure to tender your outstanding 10 3/4% Senior Secured Amortizing Notes Due 2008 ("Existing 10 3/4% Notes") for new registered 10 3/4% Senior Secured Amortizing Notes due 2008 ("New 10 3/4% Notes") pursuant to the exchange offer (the "Exchange Offer"), a Letter of Transmittal (or manually signed facsimile thereof) or an electronic confirmation pursuant to The Depository Trust Company's Automated Tender Offer Program system, with any required signature guarantees and any other required documents (including an agent's message, or an express acknowledgment, confirming that you have received and agree to be bound by the Letter of Transmittal and that the Letter of Transmittal may be enforced against you) must also be received by the Exchange Agent prior to the Expiration Date. Capitalized terms not defined herein are defined in the Letter of Transmittal.

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THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON
[__________], 2003, UNLESS EXTENDED BY AZTECA HOLDINGS IN ITS SOLE DISCRETION (AS EXTENDED FROM TIME TO TIME, THE "EXPIRATION DATE").
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                  The Exchange Agent for the Exchange Offer is:
                              THE BANK OF NEW YORK

                                  Delivery To:

    By regular, registered, overnight or              By facsimile transmission
   certified mail or courier or by hand:          (for eligible institutions only):          For information by telephone call:
            The Bank of New York                            (212) 298-1915                             (212) 815-5920
     101 Barclay Street, Floor 21 West               Attention: Carolle Montreuil
          New York, New York 10286
         Attention: Corporate Trust
              Administration

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

     THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

     Upon the terms and conditions set forth in the Prospectus and the accompanying Letter of Transmittal, the undersigned hereby tenders to Azteca Holdings the aggregate principal amount of Existing 10 3/4% Notes set forth below pursuant to the guaranteed delivery procedure described in the section titled "The exchange offers--Procedure for tendering existing notes--Guaranteed delivery" in the Prospectus.

                                                   For book-entry transfer to
      Aggregate Principal Amount of               The Depository Trust Company,
      Existing 10 3/4% Notes Tendered:            please provide account number.

               $ _________                          Account Number: _________

     All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, executors, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

                                PLEASE SIGN HERE

     Signature(s) of Owner(s) or Authorized Signatory:        Date:

     ___________________________________________________      ______________

     Address:

     ___________________________________________________

     ___________________________________________________

     ___________________________________________________

     Area Code and Telephone Number: ___________________


     This Notice of Guaranteed Delivery must be signed by the Holder(s) of Existing 10 3/4% Notes exactly as its (their) name(s) appear(s) on a security position listing as the owner of the Existing 10 3/4% Notes, or by person(s) authorized to become registered Holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by an attorney-in-fact, trustee, executor, administrator, guardian, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information:

     Please print name(s) and address(es)

      Name(s):               Capacity:                 Address(es):
      _________________      _____________________     _____________________
      _________________      _____________________     _____________________
      _________________      _____________________     _____________________
      _________________      _____________________     _____________________
      _________________      _____________________     _____________________
      _________________      _____________________     _____________________

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
                                    GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a firm that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program, or an "eligible guarantor institution" (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended), hereby guarantees that, within three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery, a book-entry confirmation of transfer of such Existing
10 3/4% Notes into the Exchange Agent's account at The Depository Trust Company, including the agent's message, with any required signature guarantees and any other documents required by the Letter of Transmittal, will be deposited by the undersigned with the Exchange Agent.

     THE UNDERSIGNED ACKNOWLEDGES THAT IT MUST DELIVER AN AGENT'S MESSAGE TO THE EXCHANGE AGENT WITHIN THE TIME PERIOD SET FORTH ABOVE AND THAT FAILURE TO DO SO COULD RESULT IN FINANCIAL LOSS TO THE UNDERSIGNED.


Name of Firm:____________________________       _______________________________
                                                Authorized Signature:

Address:     ____________________________       _______________________________
                                                Name:

             ____________________________       _______________________________
                                                Title:

             ____________________________


Area Code and Telephone Number: _________       _______________________________
                                                 Date:



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